Exhibit 99.1

Eos Petro Appoints Alan D. Gaines Chief Executive Officer

Dune Energy Founder to Drive Growth and
 Capital Formation for Eos

LOS ANGELES, CA – December 22, 2015 – Eos Petro, Inc. ("Eos") (OTC: EOPT) today announced that it has appointed Alan D. Gaines as Chief Executive Officer.

"The Board of Eos is pleased and very excited to attract someone of Mr. Gaines' caliber," said Nikolas Konstant, Chairman and Founder of Eos Petro. "His professional acumen and experience regarding all aspects of capital formation, mergers and acquisitions and the oil and gas industry are a great asset for Eos and its stockholders going forward."

Mr. Gaines has more than 30 years experience as an energy investment and merchant banker, and has participated in the raising of debt and equity totaling in excess of $100 billion during his career. An acknowledged expert within the oil and gas space, numerous oil and gas industry periodicals, as well as a multitude of magazines and newspapers on a global basis have quoted Mr. Gaines over the years.

In 1983, Mr. Gaines co-founded Gaines, Berland Inc., a full service investment bank/advisory and brokerage, specializing in global energy markets, with particular emphasis on small to mid- capitalization public and private companies, involved primarily in the exploration and production of oil and natural gas.  In the three years prior to selling his personal stake in the company in 1998, Gaines, Berland acted as lead underwriter and/or participated in the placement of more than $3 billion of equity and debt securities.

In recent years, Mr. Gaines founded Dune Energy, Inc., where he served as Chairman of the Board of Directors from its inception in 2001 through April 2011 and as Chief Executive Officer from inception through April 2007.  Mr. Gaines was the driving force behind Dune's successful capital raise in excess of $500 million in May 2007, which resulted in the acquisition of Goldking Energy Corporation.

Mr. Gaines holds a B.B.A. in Finance from Baruch College (CUNY), and an M.B.A. in Finance ("With Distinction"-Valedictorian) from The Zarb School, Hofstra University Graduate School of Management.

"I am extremely pleased to be associated with Eos and its distinguished board of directors," said Mr. Gaines. "I fully expect that our team will grow Eos into a formidable and intelligently capitalized company in the near future. Our goal will always be to fully maximize shareholder value".

About Eos Petro
Eos Petro is an independent exploration and production company headquartered in Los Angeles. Founded by seasoned executives, Eos is dedicated to the acquisition of producing properties with superior economics, and subsequently growing organically through the exploitation and development of its existing undeveloped locations by the use of drilling, workover, recompletion and other lower-risk development projects, in order to increase proved reserves and production. In addition, the Company will seek to acquire assets within specific areas of focus. Such transactions are primarily on a negotiated basis, utilizing proprietary industry relationships. The Company evaluates potential acquisitions by analyzing geological information to identify upside potential.

For further information, please visit the company's website at www.eos-petro.com.

Forward-Looking Statements
This press release contains or is based upon projections, expectations, beliefs, plans, objectives, assumptions, descriptions of future events or performances and other similar statements that constitute "forward looking statements" that involve risks and uncertainties, many of which are beyond our control. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "will continue," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," and similar expressions. All statements, other than statements of historical facts, included in this press release regarding our expectations, objectives, assumptions, strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Eos' filings with the Securities and Exchange Commission.  It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this press release are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Eos Company Contact
Nikolas Konstant, Chairman
Eos Petro, Inc.
+1 310.552.1555

Media / Investor Contacts
Michael Briola, CEO
Motion Communications, Inc.
+1 917.455.0820
m.briola@motionfc.com